UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2005

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2

(Exact name of registrant as specified in its charter)

Texas	0-13518	75-1933081
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street, Second Floor Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2005, Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”) entered into a Real Estate Purchase and Sale Agreement (the “Sale Agreement”) with Recycland, LLC (the “Buyer”) for the sale of the Partnership’s sole remaining property, Hampton Park, located in Capitol Heights, Maryland. As previously disclosed, the Hampton Park site is the subject of an environmental remediation plan which was approved by the Maryland Department of the Environment (the “Plan”). The Partnership has entered into an agreement with ATC Associates Inc., pursuant to which ATC provided certain environmental cleanup services as described in the Plan.

The Sale Agreement provides that the Buyer will pay approximately $3,200,000 to the Partnership, which takes into account anticipated offsets under the Sale Agreement for the cost of a pollution legal liability insurance policy covering certain environmental liabilities (the “Environmental Insurance Policy”) and the cost of a “fixed price to closure” contract with Gannett Fleming Project Development Corporation and EMG Corporation (the “EMG Agreement”) to complete the environmental remediation work through and including the issuance of a Certificate of Completion by the Maryland Department of the Environment. The Sale Agreement provides that Buyer will continue the remediation work and indemnify the Partnership for certain environmental liabilities and performance obligations. The Partnership may have environmental legal liabilities which are not covered by the Environmental Insurance Policy, the EMG Agreement or the indemnification of the Buyer. The Buyer has an opportunity to conduct due diligence and may terminate the agreement for any reason until one business day before closing. Other conditions to closing include, but are not limited to, obtaining the Environmental Insurance Policy on terms acceptable to the Partnership and Buyer, finalizing the EMG Agreement and the assignment of certain leases, permits and service contracts. Due to these and other closing conditions and the termination provisions in the Sale Agreement, this transaction may never be consummated.

Certain statements and information included in this Form 8-K constitute forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including but not limited to, the sale of property. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, net value per unit, performance or achievements of the Partnership to be materially different from any future results, net value per unit, performance, or achievements expressed or implied in such forward-looking statements. These factors include, but are not limited to, the following: whether the Sale Agreement with the Buyer is consummated, the amount of expenses related to the sale and the reservation of amounts to pay for contingencies. The Partnership disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Partnership believes its current expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Partnership can give no assurance that expectations will be attained or that actual results will not differ materially from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2 (Registrant)

Date: November 9, 2005	By:	Prudential-Bache Properties, Inc., a Delaware Corporation, managing general partner

	By:	/s/ WARREN S. HOFFMAN
Warren S. Hoffman Chief Financial Officer and Vice President